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                                                                   EXHIBIT 32.01

I, John W. Thompson, certify to the best of my knowledge based upon a review of the Form 10-Q, that (i) the Form 10-Q fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the Form 10-Q fairly presents in all material respects the financial condition and results of operations of Symantec Corporation for the quarterly periods covered by the Form 10-Q.

Date: August 10, 2004                   By: /s/ John W. Thompson
                                            ------------------------------------
                                            JOHN W. THOMPSON
                                            Chairman and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Symantec Corporation and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.